UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 09, 2005

WINDSORTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-07539 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

70 Lake Drive, Hightstown, NJ 08520 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (609) 426-4666

ITEM 2.02	Results of Operations and Financial Condition

(a)
On November 9, 2005, the Company issued a press release disclosing its financial results for the three months and nine months ended September 30, 2005. Text of the press release dated November 9, 2005, titled “QSGI Reports Third Quarter Results; 47% Sequential Increase and 93% Year-Over-Year Increase in Data Security & Compliance Division Revenue for the Third Quarter” is furnished as Exhibit 99.1 to this current report.

ITEM 9.01	Financial Statements and Exhibits

(d)	The following exhibits are being filed or furnished with this report:

99.1
Text of press release issued by the Company dated November 9, 2005, titled “QSGI Reports Third Quarter Results; 47% Sequential Increase and 93% Year-Over-Year Increase in Data Security & Compliance Division Revenue for the Third Quarter”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSORTECH, INC.

Date: November 14, 2005	By:	/S/ Edward L. Cummings
Edward L. Cummings
Vice President, Treasurer and
Chief Financial Officer